                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
The Safety Fund Corporation

We consent to incorporation by reference in the registration statements
No. 33-65455 and No. 33-19325 on Forms S-8 of The Safety Fund Corporation of our report dated January 22, 1996, relating to the consolidated balance sheets of The Safety Fund Corporation and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 1995, which report appears in the December 31, 1995 annual report on Form 10-KSB of The Safety Fund Corporation.



                                                  KPMG PEAT MARWICK LLP


Boston, Massachusetts
March 27, 1996

                                                                    Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS



We consent to incorporation by reference in this Annual Report (Form 10KSB) of The Safety Fund Corporation of our report dated January 28, 1994, included in the 1995 Annual Report to Shareholders of The Safety Fund Corporation.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-19325) pertaining to the 1984 Incentive Stock Option Plan for Key Employees, as adjusted and amended, and in the related Prospectus, and in the Registration Statement (Form S-8 No. 33-65455) pertaining to the 1994 Incentive and Nonqualified Stock Option Plan, as adjusted and amended, and in the related Prospectus, of our report dated January 28, 1994, with respect to the consolidated financial statements of The Safety Fund Corporation incorporated by reference in the Annual Report (Form 10-KSB) for the year ended December 31, 1995.



                                                       ERNST & YOUNG LLP


Boston, Massachusetts
March 25, 1996